Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 1, 2013, relating to the consolidated financial statements of Vermillion, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Austin, Texas

January 10, 2014